     As filed with the Securities and Exchange Commission on May 14, 2002
                              Registration No. 333-84706
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                        PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                ----------------

                              Minden Bancorp, Inc.
                                (in organization)
 -----------------------------------------------------------------------------
        (Name of Small Business Issuer in Its Articles of Incorporation)

           United States                              6711                               To be requested
 ---------------------------------------------------------------------------------------------------------
     State or Jurisdiction of             (Primary Standard Industrial                  (I.R.S. Employer
   Incorporation or Organization           Classification Code Number)                 Identification No.)

                                 415 Main Street
                             Minden, Louisiana 71055
                                 (318) 377-0523
 -----------------------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)


                                 A. David Evans
                      President and Chief Executive Officer
                              Minden Bancorp, Inc.
                                 415 Main Street
                             Minden, Louisiana 71055
                                 (318) 377-0523
 -----------------------------------------------------------------------------
           (Name, Address, and Telephone Number of Agent for Service)

                                   Copies to:


                            Raymond A. Tiernan, Esq.
                              Philip R. Bevan, Esq.
                      Elias, Matz, Tiernan & Herrick L.L.P.
                        734 15th Street, N.W., 12th Floor
                             Washington, D.C. 20005
                                 (202) 347-0300

                              ---------------------

         APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / / ________________

======================================================================================================================
  TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM         PROPOSED MAXIMUM         AMOUNT OF
     SECURITIES TO BE           DOLLAR AMOUNT          OFFERING PRICE              AGGREGATE           REGISTRATION
        REGISTERED             TO BE REGISTERED           PER SHARE            OFFERING PRICE(1)           FEE
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value       654,638 shares(2)            $10.00                 $6,546,380             $602.27(3)
$.01 per share
======================================================================================================================

         (1) Estimated solely for the purpose of calculating the registration fee.

         (2) Includes shares that may be issued in the event of a 15% increase in the maximum size of the offering.

         (3)      Previously paid.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal subsidiary holding companies as follows:

         (a) Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

         (i) Any amount for which such person becomes liable under a judgment in such action; and

         (ii) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

         (b) Indemnification shall be made to such person under paragraph (b) of this section only if:

         (i)      Final judgment on the merits is in his or her favor; or
         (ii)     In case of:
                  a. Settlement,
                  b. Final judgement against him or her, or
                  c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

         (c)      As used in this paragraph:

         (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

         (ii) "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

         (iii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

         (iv) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

         Minden Building and Loan Association has a directors and officers liability policy providing for insurance against certain liabilities incurred by its directors and officers while serving in their capacities as such.


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          SEC filing fees ..........................................    $     603
          OTS filing fees ..........................................       16,400
          Printing, postage and mailing ............................       25,000
          Legal fees and expenses ..................................      105,000
          Blue Sky filing fees and expenses ........................        5,000
          Accounting fees and expenses .............................       25,000
          Trident Securities:
             Underwriting fees .....................................      105,000
             Out-of-pocket expenses, including legal fees ..........       30,000
          Appraiser's fees and expenses, including business plan ...       25,000
          Conversion agent fees and expenses .......................       10,000
          Transfer agent and stock certificates ....................        5,000
          Miscellaneous ............................................     $  7,997
                                                                         --------
             TOTAL .................................................     $360,000
                                                                         ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         Not applicable.

ITEM 27.  EXHIBITS

         The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

         (a)      LIST OF EXHIBITS (filed herewith unless otherwise noted)

    1.1    Engagement Letter dated December 5, 2001 with Trident Securities*
    1.2    Form of Agency Agreement with Trident Securities*
    2.1    Plan of Reorganization*
    2.2    Plan of Stock Issuance*
    3.1    Federal Stock Charter of Minden Bancorp, Inc.*

    3.2    Bylaws of Minden Bancorp, Inc.*
    3.3    Articles of Incorporation of Minden Building and Loan Association*
    3.4    Bylaws of Minden Building and Loan Association*
    3.5    Charter of Minden Mutual Holding Company*
    3.6    Bylaws of Minden Mutual Holding Company*
    4.1    Form of Stock Certificate of Minden Bancorp, Inc.*
    5.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities*
    8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal income tax consequences
    8.2 Opinion of Heard McElroy & Vestal LLP regarding Louisiana income tax consequences*
   10.1 Employment Agreement to be entered into between Minden Building and Loan Association and A. David Evans*
   10.2    Form of Employment Agreement to be entered into between Minden
           Building and Loan and each of Becky T. Harrell and Michael P. Burton*
   23.1    Consent of Heard McElroy & Vestal LLP*
   23.2    Consent of RP Financial, LC*
   23.3    Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
           Exhibits 5.1 and 8.1)*
   24.1    Power of Attorney*
   99.1 Proxy Statement and form of proxy for solicitation of members of Minden Building and Loan Association*
   99.2    Appraisal Report of RP Financial, LC**
   99.3    Statement of RP Financial, LC regarding subscription rights*
   99.4    Stock Order Form*
   99.5    Marketing Materials*


--------------------------
*    Previously filed
**   Statistical information portion previously filed by Form SE.

         (b)      FINANCIAL STATEMENT SCHEDULES

         All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 28. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes to furnish stock certificates to or in accordance with the instructions of the respective purchasers of the common stock, so as to make delivery to each purchaser promptly following the closing under the Plan of Conversion.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Amended Registration Statement to be signed on its behalf by the undersigned, in the city of Minden, State of Louisiana, on May 14, 2002.


                                      MINDEN BANCORP, INC.
                                      (in organization)


                                      By: /s/ A. DAVID EVANS
                                          --------------------------------------
                                          A. David Evans
                                          President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       Name                                      Title                       Date
--------------------------------------------------- -------------------------------- ----------------------

/s/ A. DAVID EVANS                                  Director, President and Chief       May 14, 2002
--------------------------------------------------- Executive Officer
A. David Evans


/s/ RUSSELL A. ADAMS                                Director and Secretary              May 14, 2002
---------------------------------------------------
Russell A. Adams


/s/ JOHN B. BENTON, JR.                             Director                            May 14, 2002
---------------------------------------------------
John B. Benton, Jr.


/s/ JOHN P. COLLINS                                 Director                            May 14, 2002
---------------------------------------------------
John P. Collins


/s/ A. LOYE JONES                                   Director                            May 14, 2002
---------------------------------------------------
A. Loye Jones


/s/ F. DARE LOTT, JR.                               Director                            May 14, 2002
---------------------------------------------------
F. Dare Lott, Jr.


/s/ ENOS C. MCLENDON, JR.                           Director                            May 14, 2002
---------------------------------------------------
Enos C. McLendon, Jr.


/s/ MICHAEL W. WISE                                 Director                            May 14, 2002
---------------------------------------------------
Michael W. Wise


/s/ R. E. WOODARD, III                              Director                            May 14, 2002
---------------------------------------------------
R. E. Woodard, III


/s/ BECKY T. HARRELL                                Chief Financial Officer             May 14, 2002
---------------------------------------------------
Becky T. Harrell


EXHIBIT INDEX (filed herewith unless otherwise noted)


    1.1    Engagement Letter dated December 5, 2001 with Trident Securities*
    1.2    Form of Agency Agreement with Trident Securities*
    2.1    Plan of Reorganization*
    2.2    Plan of Stock Issuance*
    3.1    Federal Stock Charter of Minden Bancorp, Inc.*
    3.2    Bylaws of Minden Bancorp, Inc.*
    3.3    Articles of Incorporation of Minden Building and Loan Association*
    3.4    Bylaws of Minden Building and Loan Association*
    3.5    Charter of Minden Mutual Holding Company*
    3.6    Bylaws of Minden Mutual Holding Company*
    4.1    Form of Stock Certificate of Minden Bancorp, Inc.*
    5.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding legality of securities*
    8.1 Opinion of Elias, Matz, Tiernan & Herrick L.L.P. regarding federal income tax consequences
    8.2 Opinion of Heard McElroy & Vestal LLP regarding Louisiana income tax consequences*
   10.1 Employment Agreement to be entered into between Minden Building and Loan Association and A. David Evans*
   10.2    Form of Employment Agreement to be entered into between Minden
           Building and Loan and each of Becky T. Harrell and Michael P. Burton*
   23.1    Consent of Heard McElroy & Vestal LLP*
   23.2    Consent of RP Financial, LC*
   23.3    Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in
           Exhibits 5.1 and 8.1)*
   24.1    Power of Attorney*
   99.1 Proxy Statement and form of proxy for solicitation of members of Minden Building and Loan Association*
   99.2    Appraisal Report of RP Financial, LC**
   99.3    Statement of RP Financial, LC regarding subscription rights*
   99.4    Stock Order Form*
   99.5    Marketing Materials*


--------------------------
*    Previously filed
**   Statistical information portion previously filed by Form SE.